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                                                                  EXHIBIT 4.3.4


                                     FORM OF
                                  AMENDMENT TO
                             STOCK OPTION AGREEMENT
                       J.B. HUNT TRANSPORT SERVICES, INC.





       This Amendment is made this ____ day of ______________, 20 ___, (the "Amendment") by and between J.B. Hunt Transport Services, Inc. ("the Company") and ________________________________ (the "Optionee") and amends that certain
Stock Option Agreement between the Company and the Optionee dated
_______________________, (the "Agreement").

       For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and the Company amend the Agreement as follows (check those which apply):

[ ] The remaining unexercised portions of this Option shall be exercisable as follows:



[ ]      This Option shall terminate as follows:




All other terms and conditions of the Agreement continue in full force and effect.

                                       J.B. HUNT TRANSPORT SERVICES, INC.

                                       By:
                                           ------------------------------

                                                              , Optionee
                                           -------------------